UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               ______________

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 29, 2005


                      BRAVO! FOODS INTERNATIONAL CORP.
                      --------------------------------
       (Exact name of registrant as specified in its amended charter)

          DELAWARE                  0-20539               62-1681831
          --------                  -------               ----------
(State or Other Jurisdiction      (Commission            (IRS Employer
of Incorporation)                 File Number)      Identification Number)

     11300 US Highway 1, Suite 202, North Palm Beach, Florida 33408 USA
     ------------------------------------------------------------------
           (Address of Principal Executive Offices with Zip Code)


     Registrant's telephone number, including area code: (561) 625-1411
                                                         --------------

                               Not Applicable
-----------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                          Section 8 - Other Events

Item 8.01. Other Events.

      As used in this report, "we", "us", "our" or "the Registrant" refer to Bravo! Foods International Corp., a Delaware corporation.

      On July 29, 2005, Bravo! Foods International Corp. (the "Company") and Coca-Cola Enterprises, Inc. ("CCE") entered into a Letter of Intent (the "Letter of Intent") memorializing and confirming their intention, subject to due diligence, further negotiation and certain conditions, to enter into a stock purchase agreement pursuant to which CCE would purchase from the Company approximately 81,030,000 million shares of the Company's common stock at a purchase price of $0.16245 per share. If the purchase of shares under the stock purchase agreement closes, those shares, together with the shares of the Company's common stock subject to options (the "Options") previously granted to CCE by certain unaffiliated stockholders of the Company, would, if exercised, give CCE ownership of approximately 50.01% of the Company's issued and outstanding common stock, on a fully diluted basis.

      The Options to purchase approximately 68,990,224 shares of the Company's common stock, at net exercise price of $0.36 per shares was granted to CCE by unaffiliated stockholders of the Company on July 13, 2005. The common stock and the common stock underlying the securities (in the form of convertible notes, convertible preferred stock and warrants) that are subject to the Options represent approximately 23% of the issued and outstanding shares of the Company.

      The closing under the stock purchase agreement will also be subject to the Company and CCE entering into a master distribution agreement pursuant to which CCE would distribute the Company's products throughout the United States, its possessions, Canada and other countries in which CCE is licensed to bottle products of The Coca-Cola Company. There can be no certainty that the stock purchase agreement contemplated by the Letter of Intent will be entered into, or if entered into, the transaction contemplated by the stock purchase agreement will be consummated.

                Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

      99.1 Letter of Intent, dated July 29, 2005, between Coca-Cola Enterprises Inc. and Bravo! Foods International Corp.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  BRAVO! FOODS INTERNATIONAL CORP.


Date: August 3, 2005              By: /s/ Roy D. Toulan, Jr.
                                      --------------------------
                                      Name:  Roy D. Toulan, Jr.
                                      Title: Vice President, General Counsel


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                                EXHIBIT INDEX


Number      Description
------      -----------

99.1 Letter of Intent, dated July 29, 2005, between Coca-Cola Enterprises Inc. and Bravo! Foods International Corp.


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